AMENDMENT AGREEMENT


         AMENDMENT AGREEMENT (the "Agreement") dated as of July 31, 1998 by and between Meditrust Corporation (the "REIT"), Meditrust Operating Company ("OPCO," and together with the REIT, the "Companies") and Merrill Lynch International ("MLI"), through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLLPP&S," and together with MLI the "Merrill Lynch Parties"). Reference is made herein to the Purchase Agreement and the Purchase Price Adjustment Mechanism Agreement each dated as of February 26, 1998 by and between the Companies and the Merrill Lynch Parties (the "Purchase Agreement," and the "Adjustment Agreement", respectively) and the Amendment Agreement dated as of July 16, 1998, by and between the Companies and the Merrill Lynch Parties (the "Amendment Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Adjustment Agreement.

         WHEREAS, in Section 7 of the Amendment Agreement the Companies agreed to file a registration statement as promptly as practicable;

         WHEREAS, the Companies and the Merrill Lynch Parties desire to amend the Amendment Agreement to provide that the Companies shall use their best efforts to file a registration statement within 10 Business Days from the date of the Amendment Agreement;

         NOW, THEREFORE, in consideration of the mutual undertakings herein as set forth, the parties, intending to be legally bound, hereby agree as follows:

         1. The Merrill Lynch Parties waive the requirement that the Companies file a registration statement covering the sale of Paired Shares deliver to MLI pursuant to the Purchase Agreement and the Adjustment Agreement within 10 Business Days from the date of the Amendment Agreement.

         2. The Companies agree to use their best efforts to file a registration statement covering the sale of Paired Shares delivered to MLI pursuant to the Purchase Agreement and the Adjustment Agreement as promptly as practicable.




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         IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement as of the date of first above written.

                                  MERRILL LYNCH INTERNATIONAL

                                  By:  Merrill Lynch, Pierce, Fenner & Smith
                                          Incorporated



                                  By:  /s/ Luke Farber
                                       -----------------------------------------
                                       Name: Luke Farber
                                       Title: Vice President and Senior Counsel

                                  MERRILL LYNCH, PIERCE, FENNER &
                                       SMITH INCORPORATED



                                  By:  /s/ Luke Farber
                                       -----------------------------------------
                                       Name: Luke Farber
                                       Title: Vice President and Senior Counsel

                                  MEDITRUST OPERATING COMPANY



                                  By:  /s/ Abraham Gosman
                                       -----------------------------------------
                                       Name: Abraham Gosman
                                       Title: Chairman

                                  MEDITRUST CORPORATION



                                  By:  /s/ Laurie T. Gerber
                                       -----------------------------------------
                                       Name: Laurie T. Gerber
                                       Title: Chief Financial Officer